UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	(IRS Employer Identification No.)
231 N. Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.02 Financial Statements and Exhibits
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 99.1

Item 2.02 Financial Statements and Exhibits
On July 26, 2006, we issued a press release announcing our financial results for the quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.
The information in this Item 2.02 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At a meeting of the Board of Directors (the “Board”) of Intermountain Community Bancorp (the “Company”) on July 20, 2006, the Board voted to amend Article II of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 26,400,000 from 24 million. This amendment was approved in connection with the Company’s 10% stock dividend effective May 15, 2006, and shareholder approval of this amendment was not required under Idaho law.
A copy of the Amendment to the Company’s Articles of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements — not applicable.

(b)	Pro forma financial information — not applicable.

(c)	Exhibits:
99.1	Press Release dated July 25, 2006 announcing financial results for the quarter ended June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: July 26, 2006

INTERMOUNTAIN COMMUNITY BANCORP
By	/s/ Doug Wright
Doug Wright
Executive Vice President and CFO

EXHIBIT INDEX

Number	Description
3.1	Amendment to Articles of Incorporation for Intermountain Community Bancorp, adopted on July 20, 2006.

99.1	Press Release dated July 25, 2006 announcing financial results for the quarter ended June 30, 2006.